EXHIBIT 5




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                                  HART & TRINEN
                               1624 Washington St
                                Denver, CO 80203
                                 (303) 839-0061
                              (303) 839-5414 - Fax
                           harttrinen@aol.com - email


                                  June 25, 2008


Daulton Capital Corp.
39 New Brighton Manor S.E.
Calgary, Alberta
Canada  T2Z 4G8


      This letter will constitute an opinion upon the legality of the sale by certain selling shareholders of Daulton Capital Corp., a Nevada corporation (the "Company"), of up to 1,800,000 shares of common stock, all as referred to in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission.

      We have examined the Articles of Incorporation and the minutes of the Board of Directors of the Company and the applicable laws of Nevada. In our opinion, the Company has duly authorized the issuance of the shares of stock mentioned above and such shares of common stock are legally issued, fully paid and non-assessable.


                                Very Truly Yours,

                              HART & TRINEN, L.L.P.



                                 William T. Hart